Exhibit 5.1

Bausch & Lomb Incorporated
One Bausch & Lomb Place
Rochester, New York 14604

November 15, 2004

Bausch & Lomb Incorporated
One Bausch & Lomb Place
Rochester, New York 14604

Ladies and Gentlemen:

        I am Senior Vice President and General Counsel of Bausch & Lomb Incorporated (the "Company") and I am rendering this opinion in connection with the Registration Statement on Form S-4 filed on the date hereof (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with the registration by the Company of: (i) $160,000,000 aggregate principal amount of the Company's 2004 Senior Convertible Securities due 2023 (the "New Securities"), and (ii) an indeterminate number of shares of common stock of the Company, $0.40 par value per share, determined and subject to adjustment as provided in the Indenture (as hereinafter defined) (the "Shares"), into which the New Securities may be converted. The New Securities are to be issued in exchange for outstanding Floating Rate Convertible Senior Notes due 2023 and an exchange fee ("Exchange Fee") as described in the prospectus (the "Prospectus") forming a part of the Registration Statement.

        The Company and Citibank, N.A., as trustee (the "Trustee"), have previously entered into an Indenture, dated as of September 1, 1991, as amended by Supplemental Indenture No. 1, dated May 13, 1998, Supplemental Indenture No. 2, dated July 29, 1998, Supplemental Indenture No. 3, dated November 21, 2002, Supplemental Indenture No. 4, dated August 1, 2003, and Supplemental Indenture No. 5, dated August 4, 2003 (collectively, the "Original Indenture"), providing for the issuance of a series of Floating Rate Convertible Senior Notes due 2023 in an aggregate principal amount of $160,000,000 (the "Old Notes"). The Company and the Trustee will enter into an Sixth Supplemental Indenture (the "Sixth Supplemental Indenture", and together with the Original Indenture, the "Indenture"), providing for the exchange of the Old Notes issued pursuant to the Original Indenture for the New Securities to be issued pursuant to the Indenture and the Exchange Fee as described in the Prospectus.

        In connection with the foregoing, I, or attorneys directly or indirectly under my supervision, have examined the Registration Statement, the Prospectus, the Indenture and the form of New Securities attached as an exhibit to the Indenture. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, certificates and other documents and have made such investigations of law as I have deemed necessary or appropriate as a basis for the opinions expressed below.

        In rendering the following opinions, I have assumed, without investigation, the authenticity of any document or other instrument submitted to me as an original, the conformity to the originals of any document or other instrument submitted to me as a copy, the genuineness of all signatures on such originals or copies, and the legal capacity of natural persons who executed any such document or instrument at the time of execution thereof.

        Based upon and subject to the foregoing, and the other qualifications and limitations contained herein, and after the Securities and Exchange Commission shall have entered an appropriate order declaring the Registration Statement effective under the Securities Act of 1933, as amended, I am the opinion that:

        1.     The Indenture has been duly authorized and when executed and delivered will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as such enforceability may be limited by (x) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, liquidation or similar laws relating to, or affecting the enforcement of, creditors' rights and remedies, (y) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law), and (z) public policy.

        2.     The New Securities have been duly authorized and when issued in exchange for the Old Notes as provided in the Indenture and the Prospectus will be duly and validly issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforceability may be limited by (x) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, liquidation or similar laws relating to, or affecting the enforcement of, creditors' rights and remedies, (y) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law), and (z) public policy.

        3.     The Shares have been duly authorized and when issued upon conversion of the New Securities in accordance with the terms of the New Securities will be validly issued, fully paid and non-assessable.

        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus.

Very truly yours,
/s/ Robert B. Stiles
Robert B. Stiles, General Counsel